Exhibit 99.1

NanoVibronix Receives Positive Nasdaq Listing Determination

ELMSFORD, N.Y., Oct 8, 2020 /PRNewswire/ — NanoVibronix, Inc., (NASDAQ: NAOV), a medical device company that produces the UroShield®, PainShield® and WoundShield®, and WoundShield® Surface Acoustic Wave (SAW) Portable Ultrasonic Therapeutic Devices, today announced that the Company has received formal notification that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request for continued listing on The Nasdaq Capital Market pursuant to an extension through December 15, 2020, to evidence compliance with the minimum $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b) for continued listing on The Nasdaq Capital Market (the “Rule”).

As previously disclosed, the Company earlier received notice from the Listing Qualifications Staff of The Nasdaq Stock Market LLC indicating that the Company no longer satisfied the Rule and was therefore subject to delisting. In response, the Company timely requested a hearing before the Panel, which request stayed any further action by the Staff. The hearing was held on September 24, 2020.

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield®, UroShield® and WoundShield®, all of which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed, (ii) market acceptance of our existing and new products or lengthy product delays in key markets; (iii) negative or unreliable clinical trial results; (iv) inability to secure regulatory approvals for the sale of our products; (v) intense competition in the medical device industry from much larger, multinational companies; (vi) product liability claims; (vii) product malfunctions; (viii) our limited manufacturing capabilities and reliance on subcontractor assistance; (ix) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (x) our ability to successfully obtain and maintain intellectual property protection covering our products; (xi) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xii) our reliance on single suppliers for certain product components, (xiii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; and (xiv) our conducting business in foreign jurisdictions exposing us to additional challenges, such as, e.g., foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise.

Investor Contacts:

NanoVibronix, Inc.

bmurphy@nanovibronix.com

(630) 338-5022

Or:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331